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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 25, 1998



                              GRYPHON HOLDINGS INC.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                  0-5537             13-3287060
    (State or Other Jurisdiction      (Commission        (IRS Employer
         of Incorporation)            File Number)     Identification No.)

       30 Wall Street, New York, New York                   10005
    (Address of Principal Executive Offices)              (Zip Code)

        Registrant's telephone number, including area code (212) 825-1200

          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

                  On November 25, 1998, Markel Corporation, a Virginia corporation ("Parent"), MG Acquisition Corp., a Delaware corporation ("Sub") and a wholly-owned subsidiary of Parent, and Gryphon Holdings Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of November 25, 1998 (the "Merger Agreement"). The Merger Agreement provides that, following the consummation of Parent and Sub's $19.00 per share all-cash tender offer for all outstanding shares of the Company's common stock, together with the associated Rights (together, the "Shares"), and the satisfaction or waiver of certain conditions, Sub will be merged with and into the Company (the "Merger"), whereupon the surviving corporation will be a wholly owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares held by the Company, Parent or any other wholly-owned subsidiary of Parent, which Shares will be cancelled, and other than Shares, if any, held by stockholders who perfect any appraisal rights they may have under the Delaware General Corporation Law) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $19.00 per Share.

                  On November 25, 1998, in connection with the execution of the Merger Agreement, the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agent"), entered into the Third Amendment (the "Third Amendment") to the Rights Agreement between the Company and the Rights Agent (the "Rights Agreement") dated as of June 5, 1995 and amended as of July 28, 1998 and October 29, 1998. The Third Amendment provides, among other things, that (a) neither the Merger Agreement nor the consummation of the transactions contemplated thereby, will cause (i) Parent, Sub or any of their affiliates or associates to have beneficial ownership of any Shares solely as a result of any such event, (ii) Parent or Sub or any of their affiliates or associates to be deemed an "Acquiring Person" under the Rights Agreement or (iii) the "Shares Acquisition Date" or the "Distribution Date" under the Rights Agreement to occur upon any such event, and (b) the "Rights" (each of the above as defined in the Rights Agreement) will expire immediately prior to (i) the acceptance for payment of and payment for Shares pursuant to the Offer (as defined in the Merger Agreement) or (ii) the Effective Time (as defined in the Merger Agreement) of the Merger.

                  This summary description of the Merger Agreement and the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Third Amendment, which are attached hereto as Exhibits 2.1 and 4.4, respectively, and are incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of November 25, 1998, by and among Gryphon Holdings Inc., Markel Corporation and MG Acquisition Corp.
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                  4.1      Third Amendment, dated as of November 25, 1998, to
                           the Rights Agreement, dated as of June 5, 1995, between Gryphon Holdings Inc. and State Street Bank and Trust Company, as Rights Agent, as amended.

                  99.1 Joint Press Release of Gryphon Holdings Inc. and Markel Corporation issued on November 25, 1998.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GRYPHON HOLDINGS INC.


Dated: December 3, 1998
                                                By:   /s/ Stephen A. Crane
                                                   -----------------------------
                                                   Name:  Stephen A. Crane
                                                   Title: President and CEO
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                                  Exhibit Index

Exhibit
Number    Description

2.1 Agreement and Plan of Merger, dated as of November 25, 1998, by and among Gryphon Holdings Inc., Markel Corporation and MG Acquisition Corp.

4.1 Third Amendment, dated as of November 25, 1998, to the Rights Agreement, dated as of June 5, 1995, between Gryphon Holdings Inc. and State Street Bank and Trust Company, as Rights Agent, as amended.

99.1 Joint Press Release of Gryphon Holdings Inc. and Markel Corporation issued on November 25, 1998.